Exhibit 10.44

Dated             , 2014

Non-Competition Deed

Between

Kingsoft Corporation Limited

and

Cheetah Mobile Inc.

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	NON-COMPETITION UNDERTAKINGS BY CMI	3

3.	NON-COMPETITION UNDERTAKINGS BY THE COMPANY	3

4.	THE COMPANY’S RIGHT OF FIRST REFUSAL	4

5.	CMI’S RIGHT OF FIRST REFUSAL	4

6.	FURTHER UNDERTAKINGS	5

7.	INVALIDITY	5

9.	SUCCESSORS AND ASSIGNS	5

10.	NOTICES	6

11.	COUNTERPARTS	6

12.	GOVERNING LAW	6

THIS DEED is dated the      day of             , 2014 and made

between:

(1)	Kingsoft Corporation Limited (the “Company”), an exempted limited liability company incorporated in the British Virgin Islands and registered in the Cayman Islands as an exempted limited liability company, whose registered office is as Clifton House, 75 Fort Street, P.O. Box 1350 GT, George Town, Grand Cayman KY1-1108, Cayman Islands;

and:

(2)	Cheetah Mobile Inc. (“CMI”), formerly known as Kingsoft Internet Software Holdings Limited, an exempted limited liability company incorporated in the Cayman Islands, whose registered office is at Harneys Services (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, George Town, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

WHEREAS:

(A)	The Company made an application to the Stock Exchange for the spin-off listing of its information security software business (the “Proposed Spin-off”).

(B)	The information security software business is currently carried on by CMI and its subsidiaries (collectively, the “Spin-off Group”).

(C)	CMI made a confidential submission to the Securities and Exchange Commission of the United States for the listing of, and the permission to deal in, American depositary shares (“ADSs”) representing ordinary shares of CMI on the NASDAQ Global Market or the New York Stock Exchange (the “Proposed Listing”).

(D)	The Company is, and will immediately following the completion of the Proposed Listing be, the Controlling Shareholder (as defined in the Listing Rules) of CMI.

(E)	The Company and CMI have agreed to, subject to the terms and conditions set out in this Deed, give certain undertakings in favour of each other to facilitate the Proposed Listing.

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed the following expressions shall, unless the context otherwise requires, have the following meanings:

“associates”	has the meaning ascribed to it under the Listing Rules;

“Business Day”	means any day (other than a Saturday or a Sunday) on which banks in Hong Kong are generally open for normal banking business;

“Effective Date”	means the date of this Deed;

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC;

“Listing Rules”	means the Rules Governing the Listing of Securities on the Stock Exchange;

“Parties”	means the parties to this Deed and “Party” means any one of them;

“PRC”	means the People’s Republic of China (excluding for the purposes of this Deed, Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan);

“Relevant Period”

means the period commencing on the Effective Date and ending on the earlier of:

(a)    the date on which the Company and/or its associates become collectively entitled to exercise, or control the exercise of, less than 30% (or such other percentage of shareholding as stipulated in the Listing Rules to constitute a controlling shareholder) of voting power at general meetings of CMI; or

(b)    the date on which the ADSs representing ordinary shares of CMI cease to be listed on the NASDAQ Global Market or the New York Stock Exchange (except for temporary suspension of trading of the ADSs);

“Remaining Group”	means the Company and the subsidiaries of the Company from time to time that do not form part of the Spin-off Group;

“Stock Exchange”	means The Stock Exchange of Hong Kong Limited; and

“subsidiary”	has the meaning ascribed to it under the Listing Rules.

1.2	In this Deed:

(a)	any reference to a “person” shall include any individual, company, corporation, firm partnership, joint venture, association, organization or trust (in each case, whether or not having separate legal personality) and references to any of the same shall include a reference to the others;

(b)	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(c)	references to “this Deed” or to any other agreement or document referred to in this Deed shall mean this deed or such other agreement or document as amended, varied, supplemented, modified or novated from time to time, and shall include the schedules; and

(d)	references to clauses shall mean references to clauses of this Deed.

1.3	The headings are inserted for convenience only and shall not affect the construction of this Deed.

2.	NON-COMPETITION UNDERTAKINGS BY CMI

2.1	Subject to Clauses 2.2 and 2.3 below, CMI hereby irrevocably and unconditionally undertakes with the Company that at any time during the Relevant Period, CMI will, and will procure that its subsidiaries will:

(a)	not, directly or indirectly, carry on, engage, invest, participate or otherwise be interested in, whether on its own account or with each other or in conjunction with or on behalf of any person, the research and development of online games and mobile games (the “Games Development Business”);

(b)	not, directly or indirectly, carry on, engage, invest, participate or otherwise be interested in, whether on its own account or with each other or in conjunction with or on behalf of any person, the operation of self-developed or third party-developed games through a dedicated games website or platform (the “Principal Game Operation”); and

(c)	only engage in the operation of third party-developed games as a means to monetize the traffic on a website or platform that is principally used to market a non-game product (the “Ancillary Game Operation”).

2.2	Notwithstanding Clause 2.1(c), members of the Spin-off Group may operate games developed by members of the Remaining Group subject to complying with the relevant requirements under Chapter 14A of the Listing Rules.

2.3	Notwithstanding Clause 2.1, CMI and its subsidiaries may hold shares, invest or otherwise be interested, in any company which conducts or is engaged in the Games Development Business (a “Subject Company”), provided that:

(a)	the shareholding of CMI and its subsidiaries in a Subject Company is limited to a percentage that is less than 50% (except that the shareholding of CMI and its subsidiaries may exceed 50% if CMI has previously offered the right to the Company to acquire such number of shares in the Subject Company that would cause the shareholding of CMI and its subsidiaries to exceed 50%, and the Company has elected not to or has otherwise failed to take up such right within 30 days of being so offered); and

(b)	CMI and its subsidiaries do not have board or management control of a Subject Company, except that this Clause 2.3(b) does not apply to any Subject Company that CMI and its subsidiaries collectively hold 50% or more of its issued shares.

3.	NON-COMPETITION UNDERTAKINGS BY THE COMPANY

3.1	The Company hereby irrevocably and unconditionally undertakes with CMI that at any time during the Relevant Period, the Company will, and will procure that its subsidiaries and consolidated affiliates (other than members of the Spin-off Group) will not, directly or indirectly, carry on, engage, invest, participate or otherwise be interested in, whether on its own account or with each other or in conjunction with or on behalf of any person, any business relating to information security software, web browsers, the provision of information security service across devices and the provision of online advertising services relating to information security software, in each case in any country other than Japan (the “Information Security Business”), including but not limited to, offering mission critical applications for internet and mobile users which optimize internet and mobile system performance and provide real time protection against known and unknown security threats, and providing businesses with multiple user traffic entry points and global content distribution channels, such as Cheetah browser and personalized recommendation engine, and Duba anti-virus application and duba.com personal start page.

3.2	During the Relevant Period, the Company shall use its best efforts to limit the revenue of the Remaining Group from the operation of third party-developed games through its dedicated games websites and platforms (the “Third Party Games Operation Revenue”) to less than 5% of its total revenue derived from the operation of self-developed and third party-developed games (the “Total Games Operation Revenue”). Notwithstanding the foregoing, in the event the Company’s Third Party Games Operation Revenue in any financial year shall have reached 5% or more of its Total Games Operation Revenue, the Company shall, in the immediately succeeding financial year, refer to CMI any new business opportunity that members of the Remaining Group shall have been offered to operate new third party-developed games. The Company shall refer such new business opportunities to CMI, provided however that the Company shall not be obligated to refer any business opportunities to CMI if it determines in good faith that its Third Party Games Operation Revenue will be less than 5% of its Total Games Operation Revenue for the prevailing financial year. In the event the relevant third party game developer refuses to have CMI take up the new business opportunity or CMI fails to accept such new business opportunity within 30 days of being so informed, the Company may take up such opportunity and its involvement in the business derived from such opportunity shall not be regarded as a breach of this Deed.

4.	THE COMPANY’S RIGHT OF FIRST REFUSAL

4.1	CMI hereby irrevocably and unconditionally undertakes with the Company that during the Relevant Period, in the event CMI and/or its subsidiaries were given any business opportunity relating to the Games Development Business, CMI shall and shall procure its subsidiaries to inform the Company of such opportunity in writing with all available information as soon as practicable and shall assist the Company or its designated subsidiary in obtaining such opportunity.

4.2	In the event that the board of directors of the Company (excluding any directors with positions at the Spin-off Group with conflicted interests as required by the Listing Rules) decides not to or otherwise fails to take up such opportunity as referred to in Clause 4.1 above within 30 days of being so informed, CMI and/or its subsidiaries may take up such opportunity and the involvement by CMI and/or its subsidiaries in the business derived from such opportunity shall not be regarded as a breach of this Deed.

4.3	Notwithstanding Clause 4.1, CMI and/or its subsidiaries may acquire shares in any company which conducts or is engaged in the Games Development Business and such acquisition shall not be regarded as a breach of this Deed provided that the requirements under Clause 2.3 shall have been complied with.

4.4	If, following the acquisition in Clause 4.3, CMI and/or its subsidiaries is able to acquire additional interests in the company such that it will have an aggregate interest exceeding 50% of the issues shares of such company, CMI shall first offer the right to acquire such additional interests to the Company. In the event that the Company elects not to or otherwise fails to take up such right within 30 days of being so offered, CMI and/or its subsidiaries may proceed to acquire such additional interests.

5.	CMI’S RIGHT OF FIRST REFUSAL

5.1	The Company hereby irrevocably and unconditionally undertakes with CMI that during the Relevant Period, in the event the Company or its subsidiaries (other than members of the Spin-off Group) were given any business opportunity relating to the Information Security Business, the Company shall and shall procure its subsidiaries to inform CMI of such opportunity in writing with all available information as soon as practicable and shall assist CMI or its designated subsidiary in obtaining such opportunity.

5.2	In the event that the board of directors of CMI decides not to or otherwise fails to take up such opportunity as referred to in Clause 5.1 above within 30 days of being so informed, the Company and/or its subsidiaries (other than members of the Spin-off Group) may take up such opportunity and the involvement in the business derived from such opportunity shall not be regarded as a breach of this Deed.

6.	FURTHER UNDERTAKINGS

6.1	Each of the Parties agrees to indemnify the other from and against any and all losses, damages and costs (including legal costs) which loss, damage or cost is resulted from any failure to comply with the terms of this Deed by the Parties or any of their respective subsidiaries.

6.2	Each of the Parties acknowledges that monetary damages may not be a sufficient remedy for any breach of this Deed and that the Parties or any of their respective subsidiaries will be entitled to specific performance and injunctive or other equitable relief as a remedy for such breach.

7.	INVALIDITY

7.1	While the restrictions contained in this Deed are considered reasonable in all circumstances, it is recognized that restrictions of the nature in question may fail for technical reasons unforeseen. Accordingly, it is hereby agreed and declared that if any such restriction shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Parties, but would be valid if part of the wording thereof were deleted, the said restrictions shall apply with such modifications as may be necessary to make it valid and effective.

7.2	The Parties hereby agree that, except as expressly set forth in this Deed, any failure by any Party to exercise or any delay by any Party in exercising any right, power of privilege under this Deed shall not in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

8.	TERMINATION

8.1	The undertakings given by the Parties under this Deed shall lapse and the Parties shall be released from the restrictions imposed on them upon the occurrence of the earliest of any of the following events or circumstances:

(a)	the date on which the Company and/or its associates become collectively entitled to exercise, or control the exercise of, less than 30% (or such other percentage of shareholding as stipulated in the Listing Rules to constitute a controlling shareholder) of voting power at general meetings of CMI; or

(b)	the date on which the ADSs representing ordinary shares of CMI cease to be listed on the NASDAQ Global Market or the New York Stock Exchange (except for temporary suspension of trading of the ADSs).

9.	SUCCESSORS AND ASSIGNS

9.1	This Deed shall be binding upon the Parties thereto, their respective successors and permitted assigns, and shall enure to the benefit of, and be enforceable by, the Parties, their respective successors and permitted assigns.

10.	NOTICES

10.1	Any notice (which term shall in Clause 10 include any other communication) required to be given under this Deed or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing.

10.2	Any such notice shall be addressed as provided in Clause 10.3 below and may be:

(a)	personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address;

(b)	sent by pre-paid post within Hong Kong, in which case it shall be deemed to have been given two Business Days after the date of posting; or

(c)	sent by pre-paid air mail from or to any place outside Hong Kong, in which case it shall be deemed to have been given seven Business Days after the date of posting.

10.3	The address and other details of the parties referred to in this Deed are:

(a)	Kingsoft Corporation Limited

	Address:	Kingsoft Tower,
No. 33, Xiaoying West Road,
Haidian District, Beijing 100085,
People’s Republic of China

	For the attention of:	Mr. Hongjiang ZHANG, Chief Executive Officer

(b)	Cheetah Mobile Inc.

	Address:	12/F, Fosun International Centre Tower
No. 237 Chaoyang North Road,
Chaoyang District, Beijing 100022,
People’s Republic of China

	For the attention of:	Mr. Sheng FU, Chief Executive Officer

10.4	Any Party to this Deed may notify the other Party of any change to the address or any of the other details specified in Clause 10.3, provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

11.	COUNTERPARTS

11.1	This Deed may be executed in any number of counterparts and by either Party hereto on separate counterparts, each of which when so executed shall be an original, but all of the counterparts shall together constitute one and the same deed.

12.	GOVERNING LAW

12.1	This Deed is governed by and shall be construed in accordance with the laws of Hong Kong.

IN WITNESS WHEREOF THIS DEED HAS BEEN DULY EXECUTED UNDER SEAL ON THE DATE STATED ABOVE

SEALED with the COMMON SEAL of	)
Kingsoft Corporation Limited	)
and SIGNED by	)
in the presence of:	)

1

IN WITNESS WHEREOF THIS DEED HAS BEEN DULY EXECUTED UNDER SEAL ON THE DATE STATED ABOVE

SEALED with the COMMON SEAL of	)
Cheetah Mobile Inc.	)
and SIGNED by	)
in the presence of:	)

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